                  Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions  "Financial  Highlights",  "Board of Trustees" and "Independent  Registered  Public  Accounting Firm and Legal Counsel" and to
the  use of  our  report  dated  May  17,  2004  included  in the  Statement  of  Additional
Information of this  Registration  Statement  (Form N-2 No.  333-89782 and 811-21109) of OFI
Tremont Market Neutral Hedge Fund.

/s/ERNST & YOUNG LLP
----------------------------
ERNST & YOUNG LLP

New York, New York
July 23, 2004